Exhibit 10.1

CAPELLA EDUCATION COMPANY
2005 STOCK INCENTIVE PLAN

Market Stock Unit Award Agreement Terms and Conditions

1.
Award Agreement. These Terms and Conditions, together with the signature page to which they are attached, comprise a Market Stock Unit Award Agreement (“Agreement”) between Capella Education Company, a Minnesota corporation (the “Company”), and the recipient identified on the signature page (the “Recipient”), effective as of the date of grant specified on the signature page (the “Grant Date”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company's 2005 Stock Incentive Plan, as amended (the “Plan”).

2.	Grant of Market Stock Units. The Recipient is hereby granted the number of market stock units (“Units”) specified on the signature page to this Agreement.

3.	Vesting and Payment of Units.

(a)    Number of Shares. Subject to Sections 3, 4 and 5 of this Agreement, the number of Units subject to this Agreement that will vest on the Scheduled Vesting Date (as defined below) shall be a function of the Ending Value (as defined below) of the Company's common stock as of the end of the applicable Performance Period (as defined below) as set forth in the following schedule, provided the Recipient's employment with the Company does not terminate on or before the Scheduled Vesting Date. Any Units that do not vest on the Scheduled Vesting Date shall be forfeited.

Ending Value (1)	% of Units That Vest	# of Units That Vest

_____________________
(1) If the Ending Value is between two of the values shown in the table, then the number of Units that vest will be determined by straight line interpolation between the applicable Unit values shown in the table.

For purposes of this Agreement:

(1)The “Ending Value” shall be equal to the average of the closing prices of the Company's common stock on the Nasdaq National Market on the last ____ calendar days of the Performance Period, plus the sum of all regular and special cash dividends paid on a share of the Company's common stock during the Perforamnce Period.

(2)The “Performance Period” is the period from the Grant Date through the Scheduled Vesting Date.

(3)The “Scheduled Vesting Date” is ___________, or such other date as contemplated by Section 4(c).

(b)    Payment. Subject to Section 9, each vested Unit shall be paid and settled in one share of the Company's common stock. Issuance and delivery of Shares in payment of vested Units will occur within ten (10) days after vesting of the Units, and Recipient shall have no power to affect the timing of such delivery. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, and shall be in complete satisfaction of such vested Units. If the Units that vest and become payable include a fractional Unit, the Company shall round the number of vested Units to the nearest whole Unit prior to delivery of Shares as provided herein. If the ownership of or issuance of Shares to Recipient as provided herein is not feasible due to applicable exchange controls, securities or tax laws or other provisions of applicable law, as determined by the Committee in its sole discretion, Recipient or his or her Successor shall receive cash proceeds in an amount equal to the Fair Market Value (as of the date vesting occurs) of the Shares otherwise issuable to Recipient in payment of vested Units, net of any amount required to satisfy withholding tax obligations as provided in Section 11.

(c)    Effect. Whenever the Company shall become obligated to make payment in respect of a Unit subject to this Agreement, all rights of Recipient with respect to such Unit, other than the right to such payment, shall terminate and be of no further force or effect and such Unit shall be cancelled.

(d)    Payments on Death. Any payment due under this Agreement following the death of Recipient shall be paid to the Successor of Recipient.

(e)    Clawback. Notwithstanding anything apparently to the contrary herein, if the Board determines that Participant has engaged in business conduct inconsistent with the Company's ethical standards, including those ethical standards that apply to the Company's regulatory matters, then (i) if the Units have not yet been settled in shares of Common Stock, the Units shall be immediately and irrevocably forfeited without any payment therefor; and (ii) if the Units have vested and been settled in shares of Common Stock, Participant shall be required, upon demand, to repay or otherwise reimburse the Company an amount having a value equal to the aggregate Fair Market Value of the shares of Common Stock underlying such Units on the date the Units became vested.

4.	Effect of Termination of Employment. If Recipient ceases to be an Employee prior to the
Scheduled Vesting Date, the following provisions apply:

(a)Termination for Cause. If Recipient's employment is terminated for Cause (as defined in the Plan), Recipient shall immediately forfeit the Units.

(b)Voluntary Termination, including Retirement. If Recipient resigns or otherwise voluntarily terminates his/her employment, including for retirement at any age, Recipient shall immediately forfeit the Units.

(c)Death, Disability or Termination without Cause. If Recipient's employment is terminated as a result of Recipient's death or Disability (as defined in the Plan) or is terminated without Cause, then the Units shall immediately vest and be paid in Shares as provided in Section 3; provided, however, in such instance the date of death, Disability or termination without Cause shall be deemed the Scheduled Vesting Date.

5.
Change in Control. If a Change in Control (as defined below) of the Company shall occur, and within three years of such Change in Control, (i) Recipient's employment with the Company shall be terminated other than for Cause, or (ii) Recipient shall voluntarily leave employment with the Company for Good Reason (as defined below), then, upon the date of such termination or voluntary leaving of employment for Good Reason, then all of the Units subject to this Agreement shall immediately vest and be paid in full as provided in Section 3(b).

For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(a)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing the 65% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”). Provided, however, that the following shall not constitute a Change in Control pursuant to this Section 6(a):

(1)     any acquisition or beneficial ownership by the Company or a subsidiary;

(2)     any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(3)     any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 65% of both the combined voting power of the Company's then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(b)     A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (1) individuals who, on the date hereof, are directors of the Company, (2) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (3) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(c)     Consummation by the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares of the Company, as the case may be;

(d)     Consummation by the Company of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 65% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be; or

(e)     Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Agreement, “Good Reason” is defined as a material demotion or material reduction of the job responsibilities of Recipient or the reassignment, without Recipient's consent, of Recipient's place of work to a location more than 50 miles from the Recipient's place of work immediately prior to the Change in Control, provided that none of these conditions shall constitute Good Reason unless Recipient first gives written notice to the Company within 90 days of the first occurrence of the condition, delineating the claimed breach and setting forth Recipient's intention to terminate Recipient's employment if such breach is not duly remedied within 30 business days, and the Company fails to cure the condition within such 30-day period.

6.
Adjustments for Changes in Capitalization. The number of Units subject to this Agreement and the Ending Values and the numbers of Units specified in the table in Section 3(a) shall be subject to adjustments for changes in the Company's capitalization as provided in Section 16 of the Plan.

7.	No Transfer. The Units may not be pledged, assigned or transferred except as expressly provided in Section 6.3 of the Plan.

8.
No Shareholder Rights Until Payment. The Recipient shall not have any of the rights of a shareholder of the Company (including the right to vote and receive dividends) in connection with the award of Units subject to this Agreement unless and until Shares are issued to him/her upon payment of the Units.

9.	Forfeiture Events.

(a)     The Recipient, by accepting this award, agrees and covenants that during the period during which Recipient is employed by the Company and for twelve months following the date of termination of Recipient's employment by the Company (the “Restricted Period”) for any reason whatsoever, Recipient will not, directly or indirectly:

(1)	perform services for any Competitor as employee, consultant, contractor or otherwise;

(2)	solicit or attempt to solicit any employee or independent contractor of the Company to cease working for the Company;

(3)	use or disclose to any person any Confidential Information for any purpose;

(4)
take any action that might divert any opportunity from the Company or any of its affiliates, successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any Related Parties;

(5)	contact, call upon or solicit any customer of the Company, or attempt to divert or take away from the Company the business of any of its customers;

(6)
contact, call upon or solicit any prospective customer of the Company that Recipient became aware of or were introduced to in the course of Recipient's duties for the Company, or otherwise divert or take away from the Company the business of any prospective customer of the Company; or

(7)
engage in any activity that is harmful to the interests of the Company, including, without limitation, any conduct during the term of Recipient's employment that violates the Company's codes of conduct or other policies.

(b)     If the Company determines that Recipient violated any provisions of Section 9(a) above during the Restricted Period, Recipient agrees and covenants that:

(1)	any Units that have not vested as of the date of such determination shall be immediately forfeited; and

(2)	Recipient shall automatically forfeit any rights Recipient may have with respect to the Units as of the date of such determination.

(c)     The foregoing remedies set forth in Section 9(b) shall not be the Company's exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

(d)     The Company may exercise its right to provide notice of its determination and forfeiture of Units within ninety days after discovery of such an occurrence but in no event later than fifteen months after Recipient's termination of employment with the Company.

(e)     For purposes of this Section 9, the following terms shall have the meanings set forth below:

“Competitor” means any person, corporation, not-for-profit organization or other entity that is engaged in any business that competes with: (a) any of the businesses or programs conducted by the Company during the term of Recipient's service with the Company, or (2) any of the potential businesses or programs Recipient knew or had reason to know were in development by the Company in the education industry during the period of Recipient's service with the Company.

“Confidential Information” means information proprietary to the Company and not generally known (including trade secret information) about the Company's customers, products, services, personnel, pricing, sales strategy, technology, methods, processes, research, development, finances, systems, techniques, accounting, purchasing, and business strategies. All information disclosed to Recipient or to which Recipient obtains access, whether originated by Recipient or by others, during the period of Recipient's employment, shall be presumed to be Confidential Information if it is treated by the Company as being Confidential Information or if Recipient has a reasonable basis to believe it to be Confidential Information.

10.
Discontinuance of Employment. This Agreement shall not give Recipient a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing Recipient may terminate his/her employment at any time and otherwise deal with Recipient without regard to the effect it may have upon him/her under this Agreement.

11.
Tax Withholding. As a condition precedent to making a payment hereunder, Recipient shall be required to pay to the Company (or the Subsidiary or Affiliate employing Recipient), in accordance with the provisions of Section 14 of the Plan, an amount equal to the amount of any required domestic or foreign tax withholding obligation, including any social security obligation. The Company (or the Subsidiary or Affiliate employing Recipient) may withhold Shares equal in value to the amount of such tax withholding obligation, or may permit Recipient to arrange for the satisfaction of such tax withholding obligation by payment of the estimated tax obligation to the Company (or the Subsidiary or Affiliate employing Recipient). Payment may be made by electronic transfer, check or authority to withhold from salary.

12.
Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and Recipient. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

13.
Award Subject to Plan, Articles of Incorporation and By-Laws. Recipient acknowledges that the Units are subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

14.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of Recipient.

15.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

16.
Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in a manner intended to comply with Section 409A of the Code, the regulations issued thereunder or any exception thereto. Each payment under this Agreement is intended to be excepted from Section 409A under the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).